Exhibit 1



                                  August 1, 1997



Securities and Exchange Commission
Washington, D.C. 20549




Ladies and Gentlemen;

We were previously pricipal accountants for Stage II Apparel Corp. and, under the date of March 31, 1997, we reported on the consolidated financial statements of Stage II Apparel Corp. and subsidiaries as of and for the years ended
December 31, 1996 and 1995. On July 25, 1997, our appointment as principal accountants was terminated. We have read Stage II Apparel Corp.'s statements included under Item 4 of its Form 8-K dated July 31, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with Stage II Apparel Corp.'s statements that the change was approved by the Audit Committee of the Board of Directors or its statement that Mahoney Cohen & Company, CPA, P.C. has been appointed as Stage II Apparel Corp.'s. independent accountants and that Mahoney Cohen & Company, CPA, P.C. was not consulted regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on Stage II Apparel Corp.'s financial statements.


Very truly yours,


/s/ KPMG PEAT MARWICK LLP